Exhibit 4.4

GE DEALER FLOORPLAN MASTER NOTE TRUST

AMENDED AND RESTATED TRUST AGREEMENT

between

CDF FUNDING, INC.

and

THE BANK OF NEW YORK (DELAWARE),
as the Trustee

Dated as of August 12, 2004

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Trust Agreement

Amended and Restated
Trust Agreement

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EXHIBIT A	Form of Transferor Certificate
EXHIBIT B	Form of Series Certificate Supplement

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Trust Agreement

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     AMENDED AND RESTATED TRUST AGREEMENT (as amended or supplemented from time to time, this “Agreement”) dated as of August 12, 2004 between CDF FUNDING, INC., a Delaware corporation, and THE BANK OF NEW YORK (DELAWARE), a Delaware banking corporation, as the trustee (the “Trustee”).

ARTICLE I
Definitions

     SECTION 1.1. Definitions.

     “Account” is defined in the First Tier Agreement.

     “Administration Agreement” means the Administration Agreement, dated as of August 12, 2004, between the Administrator, the Trustee and the Trust.

     “Administrator” means General Electric Capital Corporation, in its capacity as Administrator under the Administration Agreement, or any other Person designated as an Administrator under the Administration Agreement.

     “Affiliate” is defined in the First Tier Agreement.

     “Aggregate Principal Receivables” is defined in the Indenture.

     “Agreement” is defined in the preamble.

     “Authorized Officer” means (a) with respect to any corporation or statutory trust, the Chairman or Vice-Chairman of the Board, the President, any Vice President, the Secretary, the Treasurer, any Assistant Secretary, any Assistant Treasurer and each other officer or employee of such corporation or trustee of such trust specifically authorized in resolutions of the Board of Directors of such corporation or trustee of such trust to sign agreements, instruments or other documents on behalf of such corporation or statutory trust in connection with the transactions contemplated by the Related Documents, and (b) with respect to a limited liability company, any officer or manager of such limited liability company; provided that any Authorized Officer of the Transferor shall be considered to be an Authorized Officer of the Trust.

     “Certificate” means the Transferor Certificate together with any Supplemental Certificates.

     “Certificate of Trust” means the certificate of trust for the Trust, filed with the Secretary of State of Delaware on April 20, 2004.

     “Certificate Registrar” means Deutsche Bank Trust Company Americas in its capacity as certificate registrar.

     “Class” means any class of Notes of any Series.

     “Code” means the Internal Revenue Code of 1986, as amended from time to time and the Treasury Regulations.

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     “Collateral” is defined in the Granting Clause of the Indenture.

     “Collateral Amount” is defined, with respect to any Series, in the related Indenture Supplement.

     “Collection Account” means the account designated as such, established and owned by the Trust and maintained in accordance with Section 8.2 of the Indenture.

     “Collections” is defined in the Indenture.

     “Commission” means the Securities and Exchange Commission.

     “Corporate Trust Office” means, the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of this Agreement is located at 101 Barclay Street, Floor 8 West (ABS UNIT), New York, New York, 10286, Attention: Antonio Vayas (facsimile no.(212) 815-2493).

     “Custody and Control Agreement” is defined in the Indenture.

     “Dealer” is defined in the First Tier Agreement.

     “DFS Financing Trust” means Distribution Financial Services Floorplan Master Trust.

     “Excess Funding Account” means the account designated as such, established and owned by the Trust and maintained in accordance with Section 8.2 of the Indenture.

     “Existing Trust Agreement” means the Trust Agreement, dated as of April 20, 2004, between the Transferor and the Trustee.

     “Expenses” is defined in Section 7.2.

     “First Tier Agreement” means the Receivables Sale Agreement dated as of August 12, 2004, among the Originators and the Transferor.

     “GE Capital” means General Electric Capital Corporation, a Delaware corporation.

     “Governmental Authority” means any nation or government, any state, county, city, town, district, board, bureau, office commission, any other municipality or other political subdivision thereof (including any educational facility, utility or other Person operated thereby), and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     “Grant” means to create and grant a Lien pursuant to the Indenture, and other forms of the verb “to Grant” shall have correlative meanings.

     “Holder” means a holder of the Transferor Certificate or a Supplemental Certificate, as applicable.

     “Indemnified Parties” is defined in Section 7.2.

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     “Indenture” means the Master Indenture, dated as of August 12, 2004, between the Trust and the Indenture Trustee.

     “Indenture Supplement” means, with respect to any Series, a supplement to the Indenture, executed and delivered in connection with the original issuance of the Notes of such Series pursuant to Section 2.18 of the Indenture, and an amendment to the Indenture executed pursuant to Sections 9.1 or 9.2 of the Indenture, and, in either case, including all amendments thereof and supplements thereto.

     “Indenture Trustee” means Wilmington Trust Company, not in its individual capacity but solely as Indenture Trustee under the Indenture, or any successor Indenture Trustee under the Indenture.

     “Lien” means any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the UCC or comparable law of any jurisdiction); provided, however, Permitted Encumbrances shall not constitute a Lien.

     “Master Servicer” means GE Capital, in its capacity as the master servicer under the Servicing Agreement, or any other Person designated as a Successor Master Servicer pursuant to the Servicing Agreement.

     “Monthly Period” is defined in the Indenture.

     “Moody’s” means Moody’s Investors Service, Inc.

     “Non-Principal Receivables” with respect to any Account means all amounts billed to the related Dealer in respect of interest and all other non-principal charges.

     “Note Register” is defined in the Indenture.

     “Note Registrar” is defined in the Indenture.

     “Note Trust Certificate” is defined in the Indenture.

     “Noteholder” means the Person in whose name a Note is registered on the Note Register and, if applicable, the holder of any Note, as the case may be, or such other Person deemed to be a “Noteholder” in any related Indenture Supplement.

     “Notes” is defined in the Indenture.

     “Officer’s Certificate” means, with respect to any Person, a certificate signed by an Authorized Officer of such Person.

     “Opinion of Counsel” is defined in the Indenture.

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     “Originators” means the Persons from time to time party to the First Tier Agreement as “Originators”.

     “Outstanding Principal Balance” means the aggregate principal amount of all Notes outstanding at the date of determination as determined under the Indenture.

     “Paying Agent” means with respect to the Notes, initially the Indenture Trustee or any other Person that meets the eligibility standards in Section 6.11 of the Indenture.

     “Payment Date” means, with respect to any Series, the date specified in the related Indenture Supplement.

     “Permitted Encumbrances” is defined in the Indenture.

     “Person” means any individual, sole proprietorship, partnership, joint venture, unincorporated organization, trust (including a business trust), association, corporation, limited liability company, institution, public benefit corporation, joint stock company, Governmental Authority or any other entity of whatever nature.

     “Rating Agency” is defined in the Indenture.

     “Rating Agency Condition” is defined in the Indenture.

     “Receivable” is defined in the First Tier Agreement.

     “Related Documents” means the First Tier Agreement, the Second Tier Agreement, the Servicing Agreement, the Administration Agreement, the Notes, this Agreement, any Series Certificate Supplement (including the Series 2004-1 Class D Certificate Supplement and the Series 2004-2 Class D Certificate Supplement), the Indenture, any Indenture Supplement, the Custody and Control Agreement and including all other pledges, powers of attorney, consents, assignments, contracts, notices, and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Person, or any employee of any Person, and delivered in connection with any of the foregoing. Any reference in the foregoing documents to a Related Document shall include all annexes, exhibits and schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to such Related Documents as the same may be in effect at any and all times such reference becomes operative.

     “S&P Condition” is defined in the Indenture.

     “Second Tier Agreement” means the Receivables Purchase and Contribution Agreement dated as of August 12, 2004, between the Transferor and the Trust.

     “Series” means any series of Notes, which may include within any such Series a Class or Classes of Notes subordinate to another such Class or Classes of Notes.

     “Series Account” means any deposit, trust, escrow or similar account maintained for the benefit of the Noteholders of any Series or Class, as specified in any Indenture Supplement.

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     “Series Certificate Supplement” means a supplement to this Agreement substantially in the form of Exhibit B attached hereto.

     “Servicing Agreement” means the Servicing Agreement dated as of August 12, 2004, between the Master Servicer and the Trust.

     “Successor Master Servicer” means the successor to the Master Servicer as appointed under the Servicing Agreement.

     “Supplemental Certificate” is defined in Section 3.3.

     “Tax Opinion” means, with respect to any action, an Opinion of Counsel to the effect that, for Federal income tax purposes, (a) such action will not adversely affect the tax characterization as debt of Notes of any outstanding Series or Class with respect to which an Opinion of Counsel was delivered at the time of their issuance that such Notes would be characterized as debt, (b) such actions will not cause the Trust to be classified, for federal income tax purposes, as an association (or publicly traded partnership) taxable as a corporation and (c) such action will not cause or constitute an event in which tax gain or loss would be recognized by any Noteholder.

     “Transferor” means CDF Funding, Inc., a Delaware corporation.

     “Transferor Certificate” means the certificate, substantially in the form of Exhibit A attached hereto, representing a fractional undivided beneficial interest in the Trust.

     “Transferred Receivable” means a Receivable that has been transferred by the Transferor to the Trust pursuant to the Second Tier Agreement, but excluding Receivables that have been repurchased by an Originator pursuant to the First Tier Agreement or by the Transferor pursuant to the Second Tier Agreement or assigned to the Master Servicer pursuant to Section 2.6 of the Servicing Agreement.

     “Treasury Regulations” means regulations, including proposed or temporary regulations, promulgated under the Code. References to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

     “Trust” means the GE Dealer Floorplan Master Note Trust.

     “Trust Accounts” means any Series Account, the Collection Account or Excess Funding Account.

     “Trust Estate” means all right, title and interest of the Trust in and to the property and rights assigned to the Trust pursuant to the Second Tier Agreement, all monies, investment property, instruments and other property on deposit from time to time in the Trust Accounts and all other property of the Trust from time to time, including any rights of the Trustee and the Trust pursuant to the Related Documents.

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     “Trust Statute” means Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code §3801 et seq., as the same may be amended from time to time.

     “Trust Termination Date” is defined in Section 8.1(a).

     “Trustee” is defined in the preamble.

     “UCC” means, with respect to any jurisdiction, the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in such jurisdiction.

     SECTION 1.2. Other Interpretive Matters. All terms defined directly or by incorporation in this Agreement shall have the defined meanings when used in any document delivered pursuant hereto unless otherwise defined therein. For purposes of this Agreement, unless the context otherwise requires: (a) accounting terms not otherwise defined herein and accounting terms partly defined herein to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles; (b) unless otherwise provided, references to any month, quarter or year refer to a calendar month, quarter or year; (c) unless defined in this Agreement or the context otherwise requires, capitalized terms used in this Agreement which are defined in the UCC shall have the meaning given such term in the UCC; (d) references to any amount as on deposit or outstanding on any particular date means such amount at the close of business on such day; (e) the words “hereof,” “herein” and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement; (f) references to any Section, Schedule or Exhibit are references to Sections, Schedules and Exhibits in or to this Agreement, and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (g) the term “including” means “including without limitation”; (h) references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; (i) references to any agreement refer to that agreement as from time to time amended, restated or supplemented or as the terms of such agreement are waived or modified in accordance with its terms; and (j) references to any Person include that Person’s successors and assigns.

ARTICLE II
Organization

     SECTION 2.1. Name. The Trust created hereby shall be known as “GE Dealer Floorplan Master Note Trust”, in which name the Trustee may conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued.

     SECTION 2.2. Office. The office of the Trust shall be in care of the Trustee at the Corporate Trust Office or at such other address as the Trustee may designate by written notice to the Transferor.

     SECTION 2.3. Purposes and Powers. The purpose of the Trust is, and the Trust shall have the power and authority to, engage in the following activities:

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          (a) to issue (i) the Notes pursuant to the Indenture and any Indenture Supplement; (ii) the Transferor Certificate pursuant to this Agreement; and (iii) the Supplemental Certificates, if any, pursuant to this Agreement;

          (b) to acquire the Transferred Receivables and the Note Trust Certificate pursuant to the Second Tier Agreement;

          (c) to Grant the Collateral pursuant to the Indenture and to hold, manage and distribute to the Holder of the Transferor Certificate any portion of the Collateral released from the Lien of the Indenture;

          (d) to enter into and perform its obligations under the Related Documents to which it is to be a party;

          (e) to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

          (f) subject to compliance with the Related Documents, to engage in such other activities as may be required in connection with conservation of the Collateral and the making of distributions to the Holder of the Transferor Certificate and payments to the Noteholders.

     The Trust shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by this Agreement or the Related Documents.

     SECTION 2.4. Appointment of the Trustee. The Transferor hereby appoints the Trustee as trustee of the Trust, to have all the rights, powers and duties set forth herein.

     SECTION 2.5. Initial Capital Contribution of Trust Estate. Pursuant to the Second Tier Agreement, the Transferor shall assign, transfer, convey and set over to the Trust, as of the date hereof, the assets specified in the Second Tier Agreement. The Trustee hereby acknowledges receipt in trust from the Transferor, as of the date hereof, of the foregoing contribution, which shall constitute the initial Trust Estate. The Transferor shall pay organizational expenses of the Trust as they may arise or shall, upon the request of the Trustee, promptly reimburse the Trustee for any such expenses paid by the Trustee. The Transferor may also take steps necessary, including the execution and filing of any necessary filings, to ensure that the Trust is in compliance with any applicable state and federal securities law.

     SECTION 2.6. Declaration of Trust. The Trustee hereby declares that it will hold the Trust Estate in trust upon and subject to the conditions set forth herein for the use and benefit of the Transferor, subject to the obligations of the Trust under the Related Documents. It is the intention of the Transferor that the Trust constitute a statutory trust under the Trust Statute and that this Agreement constitute the governing instrument of such statutory trust. It is the intention of the parties hereto that, solely for income and franchise tax purposes, until the interest in the Transferor Certificate is held by more than one Person, the Trust be disregarded as an entity separate from the Transferor. At such time as the interest in the Transferor Certificate is held by more than one Person, it is the intention of the Transferor that, solely for income and franchise

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tax purposes, the Trust be treated as a partnership, with the assets of the partnership being the Transferred Receivables, the Note Trust Certificate and other assets held by the Trust, the partners of the partnership being the Holder of the Transferor Certificate and the Holders of the Supplemental Certificates. The parties agree that, unless otherwise required by appropriate tax authorities, until the interest in the Transferor Certificate is held by more than one Person, the Trust will not file or cause to be filed annual or other returns, reports and other forms consistent with the characterization of the Trust as an entity separate from the Transferor. Effective as of the date hereof, the Trustee shall have all rights, powers and duties set forth herein and in the Trust Statute with respect to accomplishing the purposes of the Trust.

     SECTION 2.7. Liability of Beneficiaries. Except as provided in this Agreement, the Holder of the Transferor Certificate and the Holders of any Supplemental Certificates, if any, shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

     SECTION 2.8. Title to Trust Property. Subject to the Lien granted in the Indenture, legal title to all the Trust Estate shall be vested at all times in the Trust as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Trust Estate to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the Trustee, a co-trustee and/or a separate trustee, as the case may be.

     SECTION 2.9. Situs of Trust. The Trust will be located in Delaware and administered in the State of New York. All bank accounts maintained by the Trustee on behalf of the Trust shall be located in the State of Delaware or the State of New York. The Trust shall not have any employees in any state other than Delaware or New York; provided, however, that nothing herein shall restrict or prohibit the Trustee from having employees within or without the State of Delaware. Payments will be received by the Trust only in Delaware or New York, and payments will be made by the Trust only from Delaware or New York.

     SECTION 2.10. Representations and Warranties of the Transferor. The Transferor hereby represents and warrants to the Trustee that:

          (a) the Transferor is duly organized and validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

          (b) the Transferor is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications.

          (c) the Transferor has the power and authority to execute and deliver this Agreement and to carry out its terms; the Transferor has full power and authority to sell and assign the property to be sold and assigned to the Trust and the Transferor has duly authorized such sale and assignment to the Trust by all necessary corporate or other

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action; and the execution, delivery and performance of this Agreement have been duly authorized by the Transferor by all necessary company or other action.

          (d) The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the certificate of incorporation or by-laws of the Transferor, or any indenture, agreement or other instrument to which the Transferor is a party or by which it is bound; or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Related Documents); or violate any law or, to the best of the Transferor’s knowledge, any order, rule or regulation applicable to the Transferor of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Transferor or its properties.

          (e) the Transferor has duly executed and delivered this Agreement, and this Agreement constitutes a legal, valid and binding obligation of the Transferor, enforceable in accordance with its terms, except as enforceability may be subject to or limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

ARTICLE III
Beneficial Interests

     SECTION 3.1. Initial Ownership. Upon the formation of the Trust pursuant to the Existing Trust Agreement, the Transferor has been the sole beneficiary of the Trust.

     SECTION 3.2. Transferor Certificate. The Transferor Certificate shall represent an undivided beneficial interest in the Trust Estate subject to the Lien created pursuant to the Indenture, including the right to receive Collections with respect to the Transferred Receivables and other amounts at the times and in the amounts specified in the Indenture and any Indenture Supplement to be paid to the Holder of the Transferor Certificate.

     SECTION 3.3. Restrictions on Transfer; Issuance of Supplemental Certificates.

          (a) The Transferor may from time to time transfer a portion of the Transferor Certificate by causing the issuance of one or more additional certificates (each a “Supplemental Certificate”). The form and terms of any Supplemental Certificate shall be defined in the related Series Certificate Supplement (which supplement shall be subject to Section 10.2 to the extent that it amends any of the terms of this Agreement) to be delivered to and upon the order of the Transferor (or the Holder of a Supplemental Certificate, in the case of the transfer or exchange thereof, as provided below). The issuance of any such Supplemental Certificate to any Person shall be subject to (i) satisfaction of the Rating Agency Condition (if any Notes are outstanding before the issuance of such Supplemental Certificate), (ii) the Transferor having delivered to the Trustee and the Indenture Trustee a Tax Opinion, dated the date of such action (or

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transfer, exchange or other disposition provided below), with respect to such action, and (iii) the Transferor having delivered to the Trustee and the Indenture Trustee an Opinion of Counsel to the effect that such issuance does not require registration of such Supplemental Certificate under the Securities Act or any state securities law except for any such registration that has been duly completed and become effective.

     A Supplemental Certificate may be transferred or exchanged, and the Transferor Certificate may be pledged, only upon satisfaction of the conditions set forth in clause (a).

          (b) The Transferor Certificate may be transferred in its entirety to a Person which is a member of the “affiliated group” as defined in Section 1504(a) of the Code of which the Transferor is a member without the consent or approval of the Noteholders, provided that (i) the Transferor shall have delivered to the Trustee and the Indenture Trustee a Tax Opinion and an Opinion of Counsel of the type described in Section 3.3(a), dated the date of such transfer, with respect thereto, and (ii) the Rating Agency Condition shall have been satisfied with respect thereto. In connection with any such transfer, the Person to whom the Transferor Certificate is transferred will, by its acquisition and holding of an interest in the Transferor Certificate, assume all of the rights and obligations of the Transferor as described in this Agreement, each Related Document and in any supplement or amendment thereto (including the right under this paragraph (b) with respect to subsequent transfers of an interest in the Transferor Certificate). By acquiring a Certificate (or an interest therein), each transferee shall be deemed to represent and warrant that it is not acquiring the Certificate (or interest therein) with the assets of an “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), whether or not such plan is subject to Title I of ERISA, a “plan” as defined in Section 4975 of the Code, or an entity deemed to hold the plan assets of the foregoing.

          (c) Neither the Transferor Certificate nor any Supplemental Certificate shall be issued to or transferred to any Originator.

     SECTION 3.4. Authentication of the Certificates. The Trustee is hereby authorized and shall execute, authenticate and deliver on behalf of the Trust the Transferor Certificate to the Transferor. The Transferor Certificate and any further Supplemental Certificates shall be executed on behalf of the Trust by the manual or facsimile signature of an authorized officer of the Trustee. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be, when authenticated pursuant to this Agreement, validly issued and entitled to the benefits of this Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of authentication and delivery of such Certificates. No Certificate shall entitle its holder to any benefit under this Agreement, or shall be valid for any purpose, unless there shall appear on the Certificate a certificate of authentication substantially in the form set forth in Exhibit A, executed by the Trustee by the manual signature of one of its authorized signatories; such certificate of authentication shall constitute conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. The Certificates shall be dated the date of their authentication.

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     SECTION 3.5. Mutilated, Destroyed, Lost or Stolen Certificates. If: (a) any mutilated Certificate shall be surrendered to the Certificate Registrar, or if the Certificate Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Certificate (provided, that the Trustee shall not be required to verify the evidence provided to it), and (b) there shall be delivered to the Certificate Registrar and the Trustee such security or indemnity as may be required by them to hold each of them harmless, then, in the absence of notice that such Certificate shall have been acquired by a bona fide purchaser, and provided that the requirements of Section 8-405 of the UCC are met, the Trustee on behalf of the Trust shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a replacement Certificate of like tenor and denomination.

     In connection with the issuance of any replacement Certificate under this Section, the Trustee and the Certificate Registrar may require the payment by the Holder thereof of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

     Any replacement Certificate issued pursuant to this Section in replacement of any mutilated, destroyed, lost or stolen Certificate shall constitute conclusive evidence of ownership in the Trust, as if originally issued, whether or not the mutilated, lost, stolen or destroyed Certificate shall be found at any time, and shall be entitled to all the benefits of this Agreement and any related certificate supplement.

     SECTION 3.6. Persons Deemed Holders. Prior to due presentation of a Certificate for registration of transfer of any Certificate, the Trustee or the Certificate Registrar may treat the Person in whose name any Certificate shall be registered in the Certificate Register (as of the day of determination) as the owner of such Certificate for all purposes whatsoever, and neither the Trustee nor the Certificate Registrar shall be bound by any notice to the contrary.

     SECTION 3.7. Access to List of Holders’ Names and Addresses. The Trustee shall furnish or cause to be furnished to the Master Servicer and the Transferor, within fifteen (15) days after receipt by the Trustee of a written request therefor from the Master Servicer or the Transferor, a list, in such form as the Master Servicer or the Transferor may reasonably require, of the names and addresses of the Holders. If a Holder applies in writing to the Trustee, and such application states that the applicants desire to communicate with other Holders with respect to their rights under this Agreement or under the Certificates and such application shall be accompanied by a copy of the communication that such applicants propose to transmit, then the Trustee shall, within five (5) Business Days after the receipt of such application, afford such applicants access during normal business hours to the current list of Holders. Each Holder, by receiving and holding a Certificate, shall be deemed to have agreed not to hold any of the Transferor, the Certificate Registrar or the Trustee accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

     SECTION 3.8. Maintenance of Office or Agency. The Trustee shall maintain in an office or offices or agency or agencies where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Trustee in respect of the Certificates and the Related Documents may be served. The Trustee initially designated The Bank of New York (Delaware), c/o The Bank of New York, 101 Barclay Street, Floor 8 West

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(ABS Unit), New York, New York 10286, as its principal corporate trust office for such purposes. The Trustee shall give prompt written notice to the Transferor and to the Holders of any change in the location of the Certificate Register or any such office or agency.

ARTICLE IV
Actions by the Trustee

     SECTION 4.1. Prior Notice to Holder of the Transferor Certificate with Respect to Certain Matters. With respect to the following matters, the Trustee shall not take action unless, at least thirty (30) days before the taking of such action, the Trustee shall have notified the Holder of the Transferor Certificate in writing of the proposed action and the Holder of the Transferor Certificate shall not have notified the Trustee in writing prior to the thirtieth (30th) day after such notice is given that the Holder of the Transferor Certificate withheld consent or shall not have provided alternative direction:

          (a) the initiation of any claim or lawsuit by the Trust (except claims or lawsuits brought in connection with the collection of the Trust Estate) and the compromise of any action, claim or lawsuit brought by or against the Trust (except with respect to the aforementioned claims or lawsuits for collection of Trust Estate);

          (b) the election by the Trust to file an amendment to the Certificate of Trust unless such amendment is required under the Trust Statute;

          (c) the amendment of the Indenture in circumstances where the consent of any Noteholder is required;

          (d) the amendment of the Indenture in circumstances where the consent of any Noteholder is not required and such amendment materially and adversely affects the interest of the Holder of the Transferor Certificate;

          (e) the amendment, change or modification of the Administration Agreement, except to cure any ambiguity or to amend or supplement any provision in a manner, or add any provision, that would not materially and adversely affect the interests of the Holder of the Transferor Certificate; or

          (f) the appointment pursuant to the Indenture of a successor Note Registrar, Paying Agent or Indenture Trustee, or the consent to the assignment by the Note Registrar, Paying Agent or Indenture Trustee of its obligations under the Indenture or this Agreement, as applicable.

     SECTION 4.2. Action by the Holder of the Transferor Certificate with Respect to Certain Matters. The Trustee shall not have the power, except upon the direction of the Holder of the Transferor Certificate, to: (a) remove the Administrator under the Administration Agreement, (b) appoint a successor Administrator, or (c) except as expressly provided in the Related Documents, sell the Transferred Receivables after the termination of the Indenture. The Trustee shall take the actions referred to in the preceding sentence only upon written instructions signed by the Holder of the Transferor Certificate.

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     SECTION 4.3. Action by the Holder of the Transferor Certificate with Respect to Bankruptcy. The Trustee shall not have the power to commence a voluntary proceeding in bankruptcy relating to the Trust without the prior approval of the Holder of the Transferor Certificate and the delivery to the Trustee by the Holder of a Transferor Certificate of a certificate certifying that the Holder of the Transferor Certificate reasonably believes that the Trust is insolvent.

     SECTION 4.4. Restrictions on Power. The Holder of the Transferor Certificate shall not direct the Trustee to take or refrain from taking any action if such action or inaction would be contrary to any obligation of the Trust or the Trustee under this Agreement or any of the Related Documents or would be contrary to Section 2.3, nor shall the Trustee be obligated to follow any such direction, if given.

ARTICLE V
Authority and Duties of the Trustee

     SECTION 5.1. General Authority. The Trustee is authorized and directed to execute and deliver the Related Documents to which the Trust is to be a party and each certificate or other document attached as an exhibit to or contemplated by the Related Documents to which the Trust is to be a party, in each case in such form as the Transferor shall approve as evidenced conclusively by the Trustee’s execution thereof, and, on behalf of the Trust, to direct the Indenture Trustee, from time to time, to authenticate and deliver Notes in the amount specified in a letter of instruction from the Transferor to the Trustee. In addition to the foregoing, the Trustee is authorized, but shall not be obligated, to take all actions required of the Trust pursuant to the Related Documents. The Trustee is further authorized from time to time to take such action as the Transferor or the Administrator recommends with respect to the Related Documents.

     SECTION 5.2. General Duties. It shall be the duty of the Trustee to discharge (or cause to be discharged) all of its responsibilities pursuant to this Agreement and the Related Documents to which the Trust is a party and to administer the Trust in the interest of the Holder of the Transferor Certificate, subject to the Related Documents and in accordance with this Agreement. Notwithstanding the foregoing, the Trustee shall be deemed to have discharged its duties and responsibilities hereunder and under the Related Documents to the extent the Administrator has agreed in the Administration Agreement to perform any act or to discharge any duty of the Trustee hereunder or under any Related Document, and the Trustee shall not be held liable for the default or failure of the Administrator to carry out its obligations under the Administration Agreement.

     SECTION 5.3. Action upon Instruction.

          (a) Subject to Article IV and in accordance with the Related Documents, the Holder of the Transferor Certificate may by written instruction direct the Trustee in the management of the Trust. Such direction may be exercised at any time by written instruction of the Holder of the Transferor Certificate pursuant to Article IV.

          (b) The Trustee shall not be required to take any action hereunder or under any Related Document if the Trustee shall have reasonably determined, or shall have

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been advised by counsel, that such action is likely to result in liability on the part of the Trustee or is contrary to the terms hereof or of any Related Document or is otherwise contrary to law.

          (c) Whenever the Trustee is unable to decide between alternative courses of action permitted or required by this Agreement or any Related Document, the Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Holder of the Transferor Certificate requesting instruction as to the course of action to be adopted, and to the extent the Trustee acts in good faith in accordance with any written instruction of the Holder of the Transferor Certificate received, the Trustee shall not be liable on account of such action to any Person. If the Trustee shall not have received appropriate instruction within ten (10) days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the Related Documents, as it shall deem to be in the best interests of the Holder of the Transferor Certificate, and shall have no liability to any Person for such action or inaction.

          (d) In the event that the Trustee is unsure as to the application of any provision of this Agreement or any Related Document or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement permits any determination by the Trustee or is silent or is incomplete as to the course of action that the Trustee is required to take with respect to a particular set of facts, the Trustee may give notice (in such form as shall be appropriate under the circumstances) to the Holder of the Transferor Certificate requesting instruction and, to the extent that the Trustee acts or refrains from acting in good faith in accordance with any such instruction received, the Trustee shall not be liable, on account of such action or inaction, to any Person. If the Trustee shall not have received appropriate instruction within ten (10) days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the Related Documents, as it shall deem to be in the best interests of the Holder of the Transferor Certificate, and shall have no liability to any Person for such action or inaction.

     SECTION 5.4. No Duties Except as Specified in this Agreement or in Instructions. The Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of or otherwise deal with the Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Trustee is a party, except as expressly provided by this Agreement or in any document or written instruction received by the Trustee pursuant to Section 5.3; and no implied duties or obligations shall be read into this Agreement or any Related Document against the Trustee. The Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or Lien granted to it hereunder or to prepare or file any Commission filing for the Trust or to record this Agreement or any Related Document. The Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to

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discharge any Liens on any part of the Trust Estate that result from the negligence or willful misconduct of the Trustee.

     SECTION 5.5. No Action Except Under Specified Documents or Instructions. The Trustee shall not manage, control, use, sell, dispose of or otherwise deal with any part of the Trust Estate except: (i) in accordance with the powers granted to and the authority conferred upon the Trustee pursuant to this Agreement, (ii) in accordance with the Related Documents and (iii) in accordance with any document or instruction delivered to the Trustee pursuant to Section 5.3.

     SECTION 5.6. Restrictions. The Trustee shall not take any action: (a) that is inconsistent with the purposes of the Trust set forth in Section 2.3 or (b) that, to the actual knowledge of the Trustee, would result in the Trust becoming taxable as a corporation for Federal income tax purposes. The Transferor shall not direct the Trustee to take action that would violate this Section.

     SECTION 5.7. Tax Returns. In the event the Trust shall be required to file tax returns, the Trustee, upon request, will furnish Administrator with all such information known to the Trustee as may be reasonably required in connection with the preparation of all tax returns of the Trust, and shall, upon request, execute such returns. In no event shall the Trustee be liable for any liabilities, costs or expenses of the Trust arising under any tax law, including federal, state or local income or excise taxes or any other tax imposed on or measured by income (or any interest or penalty with respect thereto arising from a failure to comply therewith).

ARTICLE VI
Concerning the Trustee

     SECTION 6.1. Acceptance of Trusts and Duties. The Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts but only upon the terms of this Agreement. The Trustee also agrees to disburse all moneys actually received by it constituting part of the Trust Estate upon the terms of the Related Documents and this Agreement. The Trustee shall not be answerable or accountable hereunder or under any Related Document under any circumstances, except: (i) for its own willful misconduct or gross negligence or (ii) in the case of the inaccuracy of any representation or warranty contained in Section 6.3 expressly made by the Trustee. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

          (a) the Trustee shall not be liable for any error of judgment made in good faith by a responsible officer of the Trustee unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts;

          (b) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the instructions of the Administrator, the Master Servicer or the Transferor;

          (c) no provision of this Agreement or any Related Document shall require the Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder or under any Related Document, if

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the Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

          (d) under no circumstances shall the Trustee be liable for indebtedness evidenced by or arising under any of the Related Documents, including the principal of and interest on the Notes;

          (e) the Trustee shall not be responsible for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by the Transferor or for the form, character, genuineness, sufficiency, value or validity of any of the Trust Estate or for or in respect of the validity or sufficiency of the Related Documents, other than the certificate of authentication on the Transferor Certificate, and the Trustee shall in no event assume or incur any liability, duty or obligation to any Noteholder or to the Holder of the Transferor Certificate, other than as expressly provided for herein and in the Related Documents;

          (f) the Trustee shall not be liable for the default or misconduct of the Administrator, the Transferor, the Indenture Trustee or the Master Servicer under any of the Related Documents or otherwise and the Trustee shall have no obligation or liability to perform the obligations of the Trust under this Agreement or the Related Documents that are required to be performed by the Administrator under the Administration Agreement, the Indenture Trustee under the Indenture or the Master Servicer under the Servicing Agreement; and

          (g) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement or any Related Document, at the request, order or direction of the Holder of the Transferor Certificate unless the Holder of the Transferor Certificate offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Trustee therein or thereby. The right of the Trustee to perform any discretionary act enumerated in this Agreement or in any Related Document shall not be construed as a duty, and the Trustee shall not be answerable for other than its gross negligence or willful misconduct in the performance of any such act.

     SECTION 6.2. Furnishing of Documents. The Trustee shall furnish to the Holder of the Transferor Certificate promptly upon receipt of a written request therefor, and at the expense of the Holder of the Transferor Certificate, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Trustee under the Related Documents.

     SECTION 6.3. Representations and Warranties. The Trustee hereby represents and warrants to the Holder of the Transferor Certificate, that:

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          (a) it is a banking corporation duly organized and validly existing in good standing under the laws of Delaware, with the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement;

          (b) it has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement, and this Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement on its behalf;

          (c) the execution and delivery of this Agreement, the consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the certificate of incorporation or by-laws of the Trustee, or to the best of its knowledge without independent investigation any indenture, agreement or other instrument to which the Trustee is a party or by which it is bound; or violate any Federal or state law governing the banking or trust powers of the Trustee; or, to the best of the Trustee’s knowledge, violate any order, rule or regulation applicable to the Trustee of any court or of any Federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Trustee or its properties; and

          (d) this Agreement, assuming due authorization, execution and delivery by the Transferor, constitutes a valid, legal and binding obligation of the Trustee, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

     SECTION 6.4. Reliance; Advice of Counsel.

          (a) Except to the extent otherwise provided in Section 6.1, the Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper (whether in its original or facsimile form believed by it to be genuine and believed by it to be signed by the proper party or parties). The Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Trustee may for all purposes hereof rely on a certificate, signed by the president, any vice president, the treasurer or other authorized officers of the relevant party as to such fact or matter, and such certificate shall constitute full protection to the Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

          (b) In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement or the Related Documents, the Trustee: (i) may act directly or through its agents or attorneys pursuant to

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agreements entered into with any of them, and the Trustee shall not be liable for the conduct or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Trustee with reasonable care, and (ii) may consult with counsel, accountants and other skilled Persons to be selected with reasonable care and employed by it. The Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the written opinion or advice of any such counsel, accountants or other such Persons and which opinion or advice states that such action is not contrary to this Agreement or any Related Document.

     SECTION 6.5. Not Acting in Individual Capacity. Except as provided in this Article VI, in accepting the trusts hereby created The Bank of New York (Delaware) acts solely as the Trustee hereunder and not in its individual capacity and all Persons having any claim against the Trustee by reason of the transactions contemplated by this Agreement or any Related Document shall look only to the Trust Estate for payment or satisfaction thereof.

     SECTION 6.6. Trustee Not Liable for Notes or Receivables. The recitals contained herein, in the Notes and in the Certificates (other than the signature and counter-signature of the Trustee on the Notes and Certificates, as applicable) shall be taken as the statements of the Transferor, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representations as to the validity or sufficiency of this Agreement, of any Related Document, of the Notes, or of any Transferred Receivable or related documents. The Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Transferred Receivable, or the perfection and priority of any security interest created by any Transferred Receivable or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust Estate or its ability to generate the payments to be distributed to the Holder of the Transferor Certificate under this Agreement or the Noteholders under the Indenture, including: (a) the existence, condition and ownership of the Transferred Receivables, (b) the existence and enforceability of any insurance thereon, (c) the existence and contents of any Transferred Receivable on any computer or other record thereof, (d) the validity of the assignment of any Transferred Receivable to the Trust or of any intervening assignment, (e) the completeness of any Transferred Receivable, (f) the performance or enforcement of any Transferred Receivable, and (g) the compliance by the Transferor or the Master Servicer with any warranty or representation made under any Related Document or in any related document or the accuracy of any such warranty or representation or any action of the Administrator, the Indenture Trustee or the Master Servicer or any subservicer taken in the name of the Trustee.

     SECTION 6.7. Trustee May Not Own Notes. The Trustee shall not, in its individual capacity, but may in a fiduciary capacity, become the owner or pledgee of Notes or otherwise extend credit to the Trust. The Trustee may otherwise deal with the Transferor, the Administrator, the Indenture Trustee and the Master Servicer with the same rights as it would have if it were not the Trustee.

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ARTICLE VII
Compensation of the Trustee

     SECTION 7.1. Trustee’s Fees and Expenses. The Trustee shall receive as compensation for its services hereunder such fees as have been separately agreed upon before the date hereof between the Transferor and the Trustee, and the Trustee shall be entitled to be reimbursed by the Transferor for its other reasonable expenses hereunder, including the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Trustee may employ in connection with the exercise and performance of its rights and its duties hereunder.

     SECTION 7.2. Indemnification. The Transferor shall be liable as primary obligor for, and shall indemnify the Trustee and its successors, assigns, agents (including any agents for payment under a Series Certificate Supplement) and servants (collectively, the “Indemnified Parties”) from and against, any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever (collectively, “Expenses"), which may at any time be imposed on, incurred by or asserted against the Trustee or any other Indemnified Party in any way relating to or arising out of this Agreement, the Related Documents, the Trust Estate, the administration of the Trust Estate or the action or inaction of the Trustee hereunder, except only that the Transferor shall not be liable for or required to indemnify an Indemnified Party from and against Expenses arising or resulting from: (a) such Indemnified Party’s willful misconduct or gross negligence or (b) with respect to the Trustee, the inaccuracy of any representation or warranty contained in Section 6.3 expressly made by the Trustee. The indemnities contained in this Section shall survive the resignation or termination of the Trustee or the termination of this Agreement. In any event of any claim, action or proceeding for which indemnity will be sought pursuant to this Section, the Trustee’s choice of legal counsel shall be subject to the approval of the Transferor, which approval shall not be unreasonably withheld. To the extent that the Transferor is unable to promptly make any payments hereunder, it shall submit a request for a capital contribution pursuant to the Contribution Agreement, dated as of August 12, 2004 (the “Contribution Agreement”), among the Transferor, GE Capital and General Electric Capital Services, Inc., and upon receipt of such funds promptly pay such amount to the Trustee. The Transferor shall not enter into any amendment or supplement to the Contribution Agreement that would adversely effect the Trustee’s rights hereunder without the consent of the Trustee.

     SECTION 7.3. Payments to the Trustee. Any amounts paid to the Trustee pursuant to this Article VII shall be deemed not to be a part of the Trust Estate immediately after such payment.

     SECTION 7.4. Subordination. To the extent that the Trustee has any claim or lien on the Trust Estate for any amounts due pursuant to the Related Documents, the Trustee agrees that such lien or claim shall be subordinate in priority to the lien of the Indenture Trustee on behalf of the Noteholders so long as the Indenture, and the liens created thereunder, have not been terminated and all obligations of the Trust with respect to the Notes have been satisfied.

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ARTICLE VIII
Termination of Trust Agreement

     SECTION 8.1. Termination of Trust Agreement.

          (a) The Trust shall dissolve upon the date specified by the Transferor (the “Trust Termination Date”, written notice of which shall be provided to the Trustee), provided, that the Trust Termination Date shall not be earlier than the day on which the rights of all Noteholders of all Series of Notes to receive payments from the Trust have terminated. After satisfaction of liabilities of the Trust as provided by applicable law, any money or other property held as part of the Trust Estate following such distribution shall be distributed to the Transferor. The bankruptcy, liquidation, dissolution, termination, death or incapacity of the Transferor or any Holder of a Certificate shall not (x) operate to terminate this Agreement or annul, dissolve or terminate the Trust, (y) entitle the Transferor’s legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Trust or Trust Estate or (z) otherwise affect the rights, obligations and liabilities of the parties hereto.

          (b) Except as provided in Section 8.1(a), neither the Transferor nor the Holder of the Transferor Certificate or any Supplemental Certificate shall be entitled to dissolve, revoke or terminate the Trust.

          (c) Upon the dissolution of the Trust and the payment of all liabilities of the Trust in accordance with applicable law and upon written direction from the Holders, the Trustee shall cause the Certificate of Trust to be canceled by filing a certificate of cancellation with the Delaware Secretary of State in accordance with the provisions of Section 3810 (or successor section) of the Trust Statute, at which time the Trust and this Agreement (other than Article VII) shall terminate.

ARTICLE IX
Successor Trustees and Additional Trustees

     SECTION 9.1. Eligibility Requirements for the Trustee. The Trustee shall at all times: (a) be a bank within the meaning of the Investment Company Act of 1940, as amended, (b) be authorized to exercise corporate trust powers, (c) have (or have a direct or indirect parent that has) a combined capital and surplus of at least $50,000,000 and be subject to supervision or examination by Federal or State authorities, and (d) have (or have a direct or indirect parent that has) a rating of at least “Baa3” by Moody’s, if rated by Moody’s, or at least “BBB” by S&P. If such corporation shall publish reports of condition at least annually, pursuant to law or the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. At all times, the Trustee of the Trust shall satisfy the requirements of Section 3807(a) of the Trust Statute. In case at any time the Trustee shall cease to be eligible in accordance with this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 9.2.

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     SECTION 9.2. Resignation or Removal of the Trustee. The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Administrator. Upon receiving such notice of resignation, the Administrator, on behalf of the Trust, shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and have accepted appointment within thirty (30) days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If at any time the Trustee shall cease to be eligible in accordance with Section 9.1 and shall fail to resign after written request therefor by the Administrator, or if at any time the Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Administrator, on behalf of the Trust, may remove the Trustee. If the Administrator, on behalf of the Trust, shall remove the Trustee under the authority of the preceding sentence, the Administrator, on behalf of the Trust, shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the outgoing Trustee so removed and one copy to the successor Trustee, and pay all fees owed to the outgoing Trustee.

     Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to this Section shall not become effective until acceptance of appointment by the successor Trustee pursuant to Section 9.3 and payment of all fees and expenses owed to the outgoing Trustee. The Administrator shall provide notice of such resignation or removal of the Trustee to each of the Rating Agencies.

     SECTION 9.3. Successor Trustee. Any successor Trustee appointed pursuant to this Section shall execute, acknowledge and deliver to the Administrator and to its predecessor Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties, and obligations of its predecessor under this Agreement, with like effect as if originally named as the Trustee. The predecessor Trustee shall upon payment of its fees and expenses deliver to the successor Trustee all documents and statements and monies held by it under this Agreement; and the Administrator and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.

     No successor Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Trustee shall be eligible pursuant to Section 9.1.

     Upon acceptance of appointment by a successor Trustee pursuant to this Section, the Administrator shall mail notice of such appointment to the Holder of the Transferor Certificate, the Indenture Trustee, the Noteholders and the Rating Agencies. If the Administrator shall fail to

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mail such notice within ten (10) days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Administrator.

     SECTION 9.4. Merger or Consolidation of the Trustee. Any corporation or other entity into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder; provided, that such corporation shall be eligible pursuant to Section 9.1, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; and provided further, that the Trustee shall mail notice of such merger or consolidation to the Rating Agencies.

     SECTION 9.5. Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or Trust Estate may at the time be located, the Administrator, on behalf of the Trust, and the Trustee acting jointly shall have the power and may execute and deliver all instruments to appoint one or more Person(s) approved by the Trustee to act as co-trustee(s), jointly with the Trustee, or separate trustee(s), of all or any part of the Trust Estate, and to vest in such Person(s), in such capacity and for the benefit of the Holder of the Transferor Certificate, such title to the Trust Estate, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Administrator, on behalf of the Trust, and the Trustee may consider necessary or desirable. If the Administrator, on behalf of the Trust, shall not have joined in such appointment within fifteen (15) days after the receipt by it of a request so to do, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor trustee pursuant to Section 9.1 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 9.3.

     Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

          (i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act(s) are to be performed, the Trustee shall be incompetent or unqualified to perform such act(s), in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

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          (ii) no separate trustee or co-trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

          (iii) the Administrator, on behalf of the Trust, and the Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

     Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Each such instrument shall be filed with the Trustee and a copy thereof given to the Administrator.

     Any separate trustee or co-trustee may at any time appoint the Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor separate trustee or co-trustee.

     The Trustee shall have no obligation to determine whether a co-trustee or separate trustee is legally required in any jurisdiction in which any part of the Trust Estate may be located.

ARTICLE X
Miscellaneous

     SECTION 10.1. Clean-Up Call. If so provided in the Indenture Supplement for a Series, the Transferor shall have the option to reduce the Collateral Amount for such Series to zero by making the payment specified in such Indenture Supplement.

     SECTION 10.2. Supplements and Amendments. This Agreement may be amended from time to time by a written amendment duly executed and delivered by the Transferor and the Trustee, without the consent of the Holder of the Transferor Certificate, to cure any ambiguity, to correct or supplement any provisions in this Agreement, or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or of modifying in any manner the rights of the Holder of the Transferor Certificate; provided, however, that such action shall not, as evidenced by an Officer’s Certificate of the Transferor, adversely affect in any material respect the interests of the Holder of the Transferor Certificate; and provided, further that the S&P Condition shall have been satisfied. The Trustee shall provide notice of any such supplement or amendment to S&P.

     This Agreement may also be amended from time to time by the Transferor and the Trustee, with the written consent of the Holder of Transferor Certificate, for the purpose of

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adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holder of the Transferor Certificate.

     Without the consent of all Noteholders, no amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of distributions that are required to be made for the benefit of the Noteholders or (b) reduce the aforesaid percentage of the Outstanding Principal Balance of the Notes, the holders of which are required to consent to any such amendment.

     Promptly after the execution of any such amendment or consent, the Transferor shall furnish written notification of the substance of such amendment or consent to the Indenture Trustee.

     It shall not be necessary for the consent of the Holder of the Transferor Certificate pursuant to this Section 10.1 to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.

     Promptly after the execution of any amendment to the Certificate of Trust, the Trustee shall cause the filing of such amendment with the Secretary of State of the State of Delaware.

     The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officer’s Certificate of the Transferor to the effect that the conditions to amendment of this Agreement have been satisfied.

     The Trustee may, but shall not be obligated to, enter into any such amendment that affects the Trustee’s own rights, duties or immunities under this Agreement or otherwise.

     SECTION 10.3. No Legal Title to Trust Estate in the Transferor. The Transferor shall not have legal title to any part of the Trust Estate. No transfer, by operation of law or otherwise, of any right, title or interest of the Transferor in, to and under their ownership interest in the Trust Estate shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Trust Estate.

     SECTION 10.4. Limitations on Rights of Others. The provisions of this Agreement are solely for the benefit of the Trustee, the Transferor, and the Holder of the Transferor Certificate and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

     SECTION 10.5. Notices. Unless otherwise expressly specified or permitted by the terms hereof, all notices shall be in writing, personally delivered or mailed by certified mail, postage prepaid and return receipt requested, and shall be deemed to have been duly given upon receipt: (i) if to the Trustee, addressed to the Corporate Trust Office, and (ii) if to the Transferor, addressed to 5595 Trillium Boulevard, Hoffman Estates, Illinois 60192, Attention: General Counsel; or, as to any party, at such other address as shall be designated by such party in a written notice to the other party.

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     SECTION 10.6. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     SECTION 10.7. Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

     SECTION 10.8. Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of the Trustee and its successors and the Transferor and its successors and permitted assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by the Holder of the Transferor Certificate shall bind the successors and assigns of the Transferor.

     SECTION 10.9. No Petition. The Trustee on behalf of the Trust, by entering into this Agreement and the Holder of the Transferor Certificate, by accepting the Transferor Certificate, hereby covenant and agree that they each will not at any time institute against the Transferor or the Trust, or join in any institution against the Transferor or the Trust of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any Federal or State bankruptcy or similar law in connection with any obligations relating to the Notes for a period of one (1) year and one (1) day following the termination of all obligations under any of the Related Documents; provided, that nothing in this paragraph shall preclude, or be deemed to estop, the Trustee or the Holder of the Transferor Certificate from taking any action prior to the expiration of the applicable preference period in any involuntary proceeding filed or commenced against the Transferor or the Trust by a Person other than the Trustee or the Holder of the Transferor Certificate or to otherwise limit any claims that the Trustee or the Holder of the Transferor Certificate may have against the Transferor or the Trustee.

     SECTION 10.10. No Recourse. The Holder of the Transferor Certificate (or any interest therein), by accepting the Transferor Certificate (or its interest therein), acknowledges that the Transferor Certificate represents a beneficial interest in the Trust only and the Transferor Certificate does not represent an interest in or obligation of the Transferor, the Master Servicer, the Administrator, the Trustee, the Indenture Trustee or any Affiliate of any of the foregoing, and no recourse may be had against such parties or their assets except as may be expressly set forth or contemplated provided in this Agreement or the Related Documents.

     SECTION 10.11. Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

     SECTION 10.12. Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.

          (a) THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO

Amended and Restated
Trust Agreement

ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          (b) EACH PARTY HERETO HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN DELAWARE SHALL HAVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THEM PERTAINING TO THIS AGREEMENT OR TO ANY MATTERS ARISING OUT OF OR RELATING TO THIS AGREEMENT, PROVIDED, THAT EACH PARTY HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF DELAWARE. EACH PARTY HERETO SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PARTY HERETO HEREBY WAIVES ANY OBJECTION THAT SUCH PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

          (c) BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     SECTION 10.13. Administrator. The Transferor and Trustee acknowledge that the Administrator is authorized to execute on behalf of the Trust all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Trust to prepare, file or deliver pursuant to this Agreement and the Related Documents. Upon written request, the Trustee shall execute and deliver to the Administrator a power of attorney appointing the Administrator its agent and attorney-in-fact to execute all such documents, reports, filings, instruments, certificates and opinions.

     SECTION 10.14. Securities Law Filings. The Transferor is hereby authorized to, and shall, make and file on behalf of the Trust any and all registration statements, amendments to registration statements, Form 10-Ks, Form 10-Qs, other periodic reports, and any and all other reports, forms or filings to be filed under any securities laws, rules and regulations (including, without limitation, the Sarbanes-Oxley Act of 2002) or with any Governmental Authority,

Amended and Restated
Trust Agreement

including the Commission. Any such filings made by the Transferor on or prior to the date hereof are hereby approved, confirmed and ratified.

     SECTION 10.15. Amendment and Restatement. This Agreement amends and restates the Existing Trust Agreement.

     SECTION 10.16. Force Majeure. In no event shall the Trustee be personally liable (i) for special, consequential or punitive damages, (ii) for the acts or omissions of its nominees, correspondents, clearing agencies or securities depositories, (iii) for the acts or omissions of brokers or dealers, (iv) for the acts or omissions of the Transferor or any Holder and (v) for any losses due to forces beyond the control of the Trustee, including without limitation strikes, work stoppages, acts of war or terrorism, insurrection, revolution, nuclear or natural catastrophes or acts of God and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services.

[SIGNATURES FOLLOW]

Amended and Restated
Trust Agreement

     IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed as of the day and year first above written.

THE BANK OF NEW YORK (DELAWARE), as Trustee

By:	/s/ Kristine K. Gullo
Name: Kristine K. Gullo
Title: Asst. Vice President

Amended and Restated
Trust Agreement

S-1

CDF FUNDING, INC.

By: /s/ Timothy J. Yanoti
Name: Timothy J. Yanoti
Title: Vice President

Amended and Restated
Trust Agreement

S-2

EXHIBIT A
to Trust Agreement

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THIS CERTIFICATE (OR ANY INTEREST HEREIN) MAY NOT BE TRANSFERRED TO ANY PERSON EXCEPT IN ACCORDANCE WITH THE TRUST AGREEMENT.

R-[__]

GE DEALER FLOORPLAN MASTER NOTE TRUST
TRANSFEROR CERTIFICATE

evidencing a fractional undivided interest in the Trust, as defined below, the property of which includes a pool of dealer floorplan loan receivables sold or contributed to the Trust by CDF Funding, Inc.

     (This Certificate does not represent an interest in or obligation of CDF Funding, Inc., GE Commercial Distribution Finance Corporation, Transamerica Commercial Finance Corporation, General Electric Capital Services, Inc., General Electric Capital Corporation or General Electric Company, or any of their respective Affiliates, except to the extent described below.)

     THIS CERTIFIES THAT CDF Funding, Inc. is the owner of a ONE HUNDRED PERCENT nonassessable, fully-paid, undivided interest in the GE Dealer Floorplan Master Note Trust (the “Trust”) formed by CDF Funding, Inc., a Delaware corporation (the “Transferor”).

     The Trust was created pursuant to a Trust Agreement dated as of April 20, 2004 (as amended and restated as of August 12, 2004, the “Trust Agreement”) between the Transferor and The Bank of New York (Delaware), as trustee (the “Trustee”). To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Trust Agreement. This Certificate is one of the duly authorized Certificates designated as “Transferor Certificate” (herein called the “Transferor Certificate”) issued under and subject to the terms, provisions and conditions of the Trust Agreement, to which the Holder of this Transferor Certificate by virtue of the acceptance hereof assents and by which holder is bound.

     It is the intent of the Transferor, and the Holder of the Transferor Certificate that, solely for purposes of Federal income, State and local income and franchise and any other income taxes measured in whole or in part by income, until the interest in the Transferor Certificate is held by more than one Person, the Trust be disregarded as an entity separate from its owner. At such time that the interest in the Transferor Certificate is held by more than one Person, it is the intent of the Transferor, and the Holder of a Transferor Certificate and the Holders of the Supplemental Certificates that, solely for purposes of Federal income, State and local income and franchise and any other income taxes measured in whole or in part by income, the Trust be treated as a partnership, the assets of which are the assets held by the Trust, and the Holder of the Transferor Certificate and the Holders of the Supplemental Interests will be treated as partners in that partnership. The Transferor and the Holder of the Transferor Certificate, by acceptance of the Transferor Certificate, agree to treat, and to take no action inconsistent with the treatment of, the Transferor Certificate as such for tax purposes.

Amended and Restated
Trust Agreement

     The Holder of the Transferor Certificate, by its acceptance of the Transferor Certificate, covenants and agrees that the Holder of the Transferor Certificate will not at any time institute against the Transferor or the Trust, or join in any institution against the Transferor or the Trust of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States Federal or State bankruptcy or similar law in connection with any obligations relating to any of the Related Documents for a period of one (1) year and one (1) day following the termination of all obligations under the Related Documents.

     By acquiring a Certificate (or an interest therein), each transferee shall be deemed to represent and warrant that it is not acquiring the Certificate (or interest therein) with the assets of an “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), whether or not such plan is subject to Title I of ERISA, a “plan” as defined in Section 4975 of the Internal Revenue Code of 1986, as amended, or an entity deemed to hold the plan assets of the foregoing.

     The Transferor Certificate does not represent an obligation of, or an interest in, the Transferor, the Master Servicer, GE Commercial Distribution Finance Corporation, Transamerica Commercial Finance Corporation, General Electric Capital Services, Inc., General Electric Capital Corporation or General Electric Company, the Trustee or any of their respective Affiliates and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated herein or in the Trust Agreement or the Related Documents.

     Unless the certificate of authentication hereon shall have been executed by an Authorized Officer of the Trustee, by manual signature, this Transferor Certificate shall not entitle the holder hereof to any benefit under the Trust Agreement or be valid for any purpose.

     This Transferor Certificate shall be construed in accordance with the laws of the State of Delaware, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

Amended and Restated
Trust Agreement

     IN WITNESS WHEREOF, the Trustee on behalf of the Trust and not in its individual capacity has caused this Transferor Certificate to be duly executed.

GE DEALER FLOORPLAN MASTER NOTE TRUST

By:	The Bank of New York (Delaware),
not in its individual capacity, but
solely as Trustee

By:

Name:

Title:

Amended and Restated
Trust Agreement

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

     This is the Transferor Certificate referred to in the within-mentioned Trust Agreement.

The Bank of New York (Delaware),
as Trustee

By:

Authorized Officer

Date: [ ], 200[ ]

Amended and Restated
Trust Agreement

EXHIBIT B
to Trust Agreement

Form of Series Certificate Supplement

GE DEALER FLOORPLAN MASTER NOTE TRUST

SERIES [   ] CLASS [   ] CERTIFICATE SUPPLEMENT

to

AMENDED AND RESTATED TRUST AGREEMENT

between

CDF FUNDING, INC.

and

THE BANK OF NEW YORK (DELAWARE),

as Trustee

Dated as of [   ]

Amended and Restated
Trust Agreement

     SERIES [   ] CLASS [   ] CERTIFICATE SUPPLEMENT dated as of [   ] (this “Series Supplement”), among CDF FUNDING, INC., a Delaware corporation, as Transferor, and THE BANK OF NEW YORK (DELAWARE), as Trustee.

     Pursuant to Section 3.3 of the Amended and Restated Trust Agreement, dated as of August 12, 2004 (as amended, the “Agreement”), between the Transferor and the Trustee, the Transferor may from time to time transfer a portion of the Transferor Certificate by causing the issuance of one or more Supplemental Certificates.

     Pursuant to this Series Supplement, the Transferor and the Trustee shall create a new Supplemental Certificate and specify the Principal Terms thereof.

Article I
Creation of the Series [   ] Class [   ] Certificate

     Section 1.1 Designation.

     There is hereby created a Supplemental Certificate to be issued pursuant to the Agreement and this Series Supplement to be known as the “Series [   ] Class [   ] Certificate” or the “Class [   ] Certificate.”

     In the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Agreement, the terms and provisions of this Series Supplement shall govern.

Article II
Definitions

     Section 2.1 Definitions.

     Capitalized terms used and not otherwise defined herein are used as defined in the Agreement.

     Each capitalized term defined herein relates only to Series [   ] and to no other Series. Whenever used in this Series Supplement the following words and phrases shall have the following meanings:

     “Business Day” shall mean any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York, the State of Illinois, the State of Delaware or the State of Connecticut (or, with respect to any Series, any additional city specified by the related Indenture Supplement).

     “Class [   ] Certificate” shall mean the Series [   ] Class [   ] Certificate executed by the Trust, substantially in the form of Exhibit A.

Amended and Restated
Trust Agreement

     “Class [   ] Certificate Stated Amount” shall mean, on any date of determination, an amount equal to (a) [   ] dollars ($[   ]) minus (b) the aggregate amount of distributions made to the Class [   ] Certificateholder in reduction of the Class [   ] Certificate Stated Amount pursuant to Sections 3.2(d) and (e).

     “Class [   ] Certificate Yield” shall mean, on any Distribution Date, an amount equal to the product of (i) a fraction, the numerator of which is the actual number of days in the related Yield Accrual Period and the denominator of which is 360 and (ii) the Class [   ] Certificate Yield Rate and (iii) the Class [   ] Certificate Stated Amount as of the close of business on the last day of the preceding Yield Accrual Period (or with respect to the initial Distribution Date, $[   ]).

     “Class [   ] Certificate Yield Accrual Amount” shall mean, on any date of determination, an amount equal to (i) the aggregate amount of Class [   ] Certificate Yield accrued during each Yield Accrual Period prior to such date minus (ii) amounts distributed to the Class [   ] Certificateholder in reduction of the Class [   ] Certificate Yield Accrual Amount under Article III.

     “Class [   ] Certificate Yield Rate” shall mean a per annum rate of [   ] percent ([   ]%).

     “Class [   ] Certificateholder” shall mean [   ].

     “Closing Date” shall mean [   ].

     “Code” shall mean the Internal Revenue Code of 1986, as amended.

     “Controlled Accumulation Period” is defined in the Indenture Supplement.

     “Date of Processing” shall mean, as to any transaction, the date on which the transaction is first recorded on the Trust’s computer file of accounts (without regard to the effective date of such recordation).

     “Distribution Date” shall mean [   ].

     “Early Amortization Period” is defined in the Indenture Supplement.

     “Indenture” shall mean the Master Indenture, dated as of August 12, 2004, between the Trust and the Indenture Trustee.

     “Indenture Supplement” shall mean the Series [   ] Supplement to the Indenture, dated as of [   ], between the Trust and the Indenture Trustee.

     “Indenture Trustee” shall mean Wilmington Trust Company, not in its individual capacity but solely as Indenture Trustee under the Indenture, or any successor Indenture Trustee under the Indenture.

     “Master Servicer” shall mean GE Capital, in its capacity as the master servicer under the Servicing Agreement, or any other Person designated as a Successor Master Servicer pursuant to the Servicing Agreement.

Amended and Restated
Trust Agreement

     “Non-Principal Collections” is defined in the Indenture.

     “Originator” is defined in the Indenture.

     “Principal Collections” is defined in the Indenture.

     “Reassignment Amount” is defined in the Indenture Supplement.

     “Securities Act” shall mean the provisions of the Securities Act of 1933, 15 U.S.C. Sections 77a et seq., and any regulations promulgated thereunder.

     “Series [   ]” shall mean the Series of Notes, the terms of which are specified in the Indenture Supplement.

     “Transferor” shall mean CDF Funding, Inc. and its successors.

     Notwithstanding anything to the contrary in this Series Supplement or the Agreement, the term “Rating Agency” shall mean, whenever used in this Series Supplement or the Agreement with respect to the Class [   ] Certificate, Moody’s and Fitch.

     All capitalized terms used herein and not otherwise defined herein have the meanings ascribed to them in the Agreement. The definitions in Section 2.1 are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

     The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Series Supplement shall refer to this Series Supplement as a whole and not to any particular provision of this Series Supplement; references to any Article, Section or Exhibit are references to Articles, Sections and Exhibits in or to this Series Supplement unless otherwise specified; and the term “including” means “including without limitation”.

     All references to any agreement (including the Agreement) shall be understood to be references to such agreement as it may be amended, amended and restated or otherwise modified from time to time.

Article III
Rights of Series [   ] Class [   ] Certificateholder and
Allocation and Application of Collections

     Section 3.1 Accrual of Yield on Class [   ] Certificate

     (a) The Class [   ] Certificate shall accrue yield (the “Class [   ] Certificate Yield”) at a rate equal to the Class [   ] Certificate Yield Rate.

     Section 3.2 Distributions to Class [   ] Certificateholder.

Amended and Restated
Trust Agreement

     (a) On each Distribution Date after the Note Principal Balance (as defined in the Indenture Supplement) of each Class of the Series [   ] Notes has been reduced to zero and all accrued and unpaid interest on the Series [   ] Notes has been paid in full, the Trustee, on behalf of the Trust, shall distribute to the Class [   ] Certificateholder the Collections, if any, released to the Trust under Section 4.3 of the Indenture Supplement, first, in reduction of the Class [   ] Certificate Yield Accrual Amount until the Class [   ] Certificate Yield Accrual Amount is reduced to zero and second, in reduction of the Class [   ] Certificate Stated Amount until the Class [   ] Certificate Stated Amount is reduced to zero.

     (b) On each Distribution Date with respect to which (i) the Reassignment Amount deposited into the Collection Account pursuant to Section 7.1 of the Indenture Supplement, or (ii) the proceeds of any sale of Transferred Receivables pursuant to Section 5.3 of the Indenture, have been released, in each case, to the Trust under Section 7.1(d) of the Indenture Supplement, the Trustee, on behalf of the Trust, shall distribute such amounts to the Class [   ] Certificateholder, first, in reduction of the Class [   ] Certificate Yield Accrual Amount until the Class [   ] Certificate Yield Accrual Amount is reduced to zero and second, in reduction of the Class [   ] Certificate Stated Amount until the Class [   ] Certificate Stated Amount is reduced to zero.

     (c) All distributions to the Class [   ] Certificateholder hereunder shall be made by wire transfer or other electronic funds transfer to the Class [   ] Certificateholder at its address appearing in the Certificate Register without presentation or surrender of the Class [   ] Certificate or the making of any notation thereon.

     (d) Not later than the second Business Day preceding each Distribution Date, the Trust shall cause the Master Servicer to deliver to the Trustee a statement substantially in the form of Exhibit B prepared by the Master Servicer setting forth certain information relating to the Trust and the Class [   ] Certificate.

     (e) A copy of each statement provided pursuant to paragraph (e) and a copy of the Agreement (without exhibits) and this Series Supplement shall be made available to the Class [   ] Certificateholder for inspection at the Corporate Trust Office during the Trustee’s normal business hours.

Article IV
Miscellaneous Provisions

     Section 4.1 Securities Law Filings. The Transferor shall cause the Class [   ] Certificate to be registered under the Securities Exchange Act of 1934, as amended, to the extent required to do so under applicable law.

     Section 4.2 Limitation of Class [   ] Certificates.

     Each transferee of a Class [   ] Certificate (each, the “Transferee”) hereby represents and warrants to the Trustee and the Transferor, and hereby agrees with the Trustee and the Transferor, and such purchaser hereby acknowledges that the Class [   ] Certificates (or any interest therein) may not be acquired by or for the account of (i) an “employee benefit plan” (as

Amended and Restated
Trust Agreement

defined in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), whether or not such plan is subject to ERISA, (ii) a plan described in section 4975(e)(1) of the Code or (iii) any entity whose underlying assets include plan assets of the foregoing. By accepting and holding a Class [   ] Certificate (or any interest therein), the Holder thereof shall be deemed to have represented and warranted that it is not within any of the categories described in the preceding sentence.

     Each transferee of a Class [   ] Certificate (other than the Transferor) hereby represents and warrants to the Trustee and the Transferor, and hereby agrees with the Trustee and the Transferor, and the Transferee hereby acknowledges, (except to the extent not waived or modified by the Transferor in accordance with the Agreement or this Series Supplement) that the Class [   ] Certificates have not been and will not be registered under the Securities Act or the securities laws of any jurisdiction. Consequently, the Class [   ] Certificates are not transferable other than pursuant to an exemption from the registration requirements of the Securities Act and satisfaction of certain provisions of this Series Supplement. The Class [   ] Certificates shall not be transferred to any Originator.

     Section 4.3 Ratification of Agreement. As supplemented by this Series Supplement, the Agreement is in all respects ratified and confirmed and the Agreement as so supplemented by this Series Supplement shall be read, taken and construed as one and the same instrument.

     Section 4.4 Counterparts. This Series Supplement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

     Section 4.5 GOVERNING LAW. THIS SERIES SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     Section 4.6 The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Series Supplement, [for or in respect of the calculation or verification of any of the amounts, allocation or distributions set forth in Article III] or for or in respect of the recitals contained herein, all of which recitals are made solely by the Transferor.

     Section 4.7 Severability. If any one or more of the covenants, agreements, provisions or terms of this Series Supplement or the Class [   ] Certificate shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Series Supplement and shall in no way affect the validity or enforceability of the other provisions of this Series Supplement or of the Class [   ] Certificate.

     Section 4.8 Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

[SIGNATURES FOLLOW]

Amended and Restated
Trust Agreement

     IN WITNESS WHEREOF, the Transferor and the Trustee have caused this Series Supplement to be duly executed as of the day and year first above written.

CDF FUNDING, INC., as Transferor

By:

Name:

Title:	Manager

Amended and Restated
Trust Agreement

THE BANK OF NEW YORK (DELAWARE), as Trustee

By:

Name:
Title:

Amended and Restated
Trust Agreement

EXHIBIT A

                                                                                                    $[                    ]

FORM OF SERIES [   ] CLASS [   ] CERTIFICATE

GE DEALER FLOORPLAN MASTER NOTE TRUST

SERIES [   ]

CLASS [   ] CERTIFICATE

     This Class [   ] Certificate is one of a duly authorized issue of the Trust, designated as GE Dealer Floorplan Master Note Trust, Series [   ], created pursuant to the Amended and Restated Trust Agreement, dated as of August 12, 2004, between CDF Funding, Inc., as transferor and The Bank of New York (Delaware), as trustee (the “Trustee”), as supplemented by the Series [   ] Class [   ] Certificate Supplement, dated as of [   ], between CDF Funding, Inc. and the Trustee. This Class [   ] Certificate represents the right to receive certain distributions from the Trust and is subject to all of the terms of the Trust Agreement.

     The Class [   ] Certificateholder, by its acceptance of this Class [   ] Certificate, agrees that it will look solely to the property of the Trust allocated to the distribution of amounts with respect to this Class [   ] Certificate for distributions hereunder and that the Trustee is not liable to the Class [   ] Certificateholder for any amount distributable under the Class [ ] Certificate or the Trust Agreement or, except as expressly provided in the Trust Agreement, subject to any liability under the Trust Agreement.

     This Class [   ] Certificate does not purport to summarize the Trust Agreement and reference is made to the Trust Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

     THIS CLASS [   ] CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF CDF FUNDING, INC., GE DEALER FLOOR PLAN MASTER NOTE TRUST, GE COMMERCIAL DISTRIBUTION FINANCE CORPORATION, TRANSAMERICA COMMERCIAL FINANCE CORPORATION, BRUNSWICK ACCEPTANCE COMPANY, LLC OR ANY OF THEIR AFFILIATES (OTHER THAN THE TRUST), AND IS NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

     The Trust, the Trustee, and any agent of the Trust or Trustee shall treat the person in whose name this Class [   ] Certificate is registered as the owner hereof for all purposes, and none of the Trust, the Trustee or any agent of the Trust or the trustee shall be affected by any notice to the contrary.

Amended and Restated
Trust Agreement

     THIS CLASS [   ] CERTIFICATE AND THE OBLIGATIONS ARISING HEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF DELAWARE (WITHOUT REGARD TO ANY OTHER CONFLICT OF LAW PROVISIONS THEREOF) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

     EACH TRANSFEREE OF THIS CLASS [   ] CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO REPRESENT AND WARRANT (OR WILL BE REQUIRED TO REPRESENT AND WARRANT) THAT IT IS NOT (AND FOR SO LONG AS IT HOLDS THIS CLASS [   ] CERTIFICATE OR INTEREST THEREIN WILL NOT BE), AND IT IS NOT ACTING ON BEHALF OF (AND FOR SO LONG AS IT HOLDS SUCH CLASS [   ] CERTIFICATE OR INTEREST THEREIN WILL NOT BE ACTING ON BEHALF OF), AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), WHETHER OR NOT IT IS SUBJECT TO TITLE I OF ERISA, A “PLAN” AS DEFINED IN SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR ANY ENTITY WHICH IS DEEMED TO HOLD PLAN ASSETS OF THE FOREGOING.

     THIS CLASS [   ] CERTIFICATE HAS NOT AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OR THE SECURITIES LAWS OF ANY JURISDICTION. EACH TRANSFEREE OF THIS CLASS [   ] CERTIFICATE OR ANY INTEREST HEREIN REPRESENTS AND WARRANTS (OR WILL BE REQUIRED TO REPRESENT AND WARRANT) THAT IT IS (AND FOR SO LONG AS IT HOLDS THIS CLASS [   ] CERTIFICATE OR ANY INTEREST HEREIN WILL BE) ACQUIRING THIS CLASS [   ] CERTIFICATE PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

Amended and Restated
Trust Agreement

     IN WITNESS WHEREOF, the Trust has caused this Certificate to be duly executed.

GE DEALER FLOORPLAN MASTER NOTE TRUST, as Issuer

By: THE BANK OF NEW YORK (DELAWARE), not in its individual capacity but solely as Trustee on behalf of Issuer

By:

Name:

Title:

Amended and Restated
Trust Agreement